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                                                                  EXHIBIT 10-f-6


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                                  CONFIDENTIAL

                                GENERAL AGREEMENT

This Mutual Agreement ("Agreement") is made and entered into by and between Conexant Systems, Inc. ("COMPANY"), and Dennis O'Reilly ("O'REILLY") collectively referred to as "the Parties", dated as of the 30th day of September, 2003 ("date of this Agreement").

RECITAL:

The Board (the "Board") of Directors and the Company has determined that is in the best interests of the Company and its shareholders to assure that while O'REILLY is employed that he devote his best efforts to the firm with continued dedication free from certain potential distractions caused by the dynamic marketplace in which the company operates.

Therefore, in order to accomplish these objectives, O'REILLY and COMPANY make the following agreement for good and valuable consideration:

AGREEMENT:

        1. O'REILLY understands and agrees that the following offer of consideration is contingent upon O'REILLY performing his duties to the best of his ability while employed with the COMPANY. O'REILLY understands and agrees that the sole judge of this above contingency will be the COMPANY's Chief Executive Officer.

        2.     OBLIGATIONS OF THE COMPANY UPON O'REILLY'S VOLUNTARY RESIGNATION:

               If during O'REILLY's employment with the COMPANY, he elects (in writing) to voluntarily resign to the Chief Executive Officer, and leave the COMPANY, he will be paid any earned unused vacation hours remaining in his account no later than 30 days from his last day worked on active duty. At the close of business on his last day of active duty, the COMPANY will place O'REILLY on formal salary and benefits continuation status coincident with a paid personal leave of absence which will commence from the day following his last day worked on active duty and extend to and end at the close of business on the day that is 6 months from the commencement date of the paid personal leave. It is understood that during this period of time, O'REILLY will provide consulting services to COMPANY as required by COMPANY for up to ten (10) hours per month. However, any consulting services provided in this manner will not extend the length of the salary continuation period cited in this Agreement. During the six month paid personal leave period, O'REILLY will receive O'REILLY's full base salary. O'REILLY shall also remain eligible during this time period for all applicable benefits, including medical, dental, and vision. In all cases O'REILLY's participation in the applicable benefits programs will be in accordance with the established provisions of such programs. O'REILLY will not, however, continue to accrue vacation during this salary continuation period, nor will O'REILLY remain eligible for participation in the Long


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                                  CONFIDENTIAL


               Term Disability Insurance plan or, if applicable, the Dependent Care Reimbursement plan.

               At the close of business on the 6 month anniversary of the paid personal leave of absence (the Termination Date), O'REILLY will be terminated from his employment with COMPANY.

               Upon the termination of O'REILLY's employment on the Termination Date, all stock options for CONEXANT(and derived split options of Skyworks Solutions, Inc. and Mindspeed Technologies Inc.) stock which have been granted to O'REILLY under any of the CONEXANT stock option plans and which are not vested as of the Termination Date shall immediately expire and shall not be exercisable under any circumstances. Any such options that are vested as of the Termination Date shall be exercisable subject to the provisions of each respective stock option plan.

        3.     OBLIGATIONS OF O'REILLY TO CONEXANT UPON HIS VOLUNTARY
               RESIGNATION:

               O'REILLY understands and agrees that these benefits above are contingent upon the following:

               (a). In exchange for the accommodations to which O'REILLY would not otherwise be entitled and which is being provided to O'REILLY by CONEXANT in this Agreement, O'REILLY agrees to assist in the recruiting and training of his successor before he resigns from active duty and commences a paid personal leave as outlined in this agreement is Section 2 above.

               (b). O'REILLY and CONEXANT agree that O'REILLY is obligated to return any and all equipment, product, and property, including but not limited to work files and computers, either belonging to or associated with his employment with CONEXANT that is currently in his possession to a designated CONEXANT representative by the close of business on O'REILLY's last active day worked.

               (c). O'REILLY agrees not to use or disclose any confidential or proprietary information belonging to CONEXANT or its customers, suppliers, subcontractors, or any others having any kind of association or relationship with CONEXANT unless the information becomes publicly or generally known. O'REILLY agrees not to solicit nor assist any other company in soliciting any Conexant employee to leave Conexant and join another company for a period of eighteen
                      (18) calendar months after the date that he terminates his employment with CONEXANT.

               (d). O'REILLY agrees not to contact customers, prospective customers, vendors or prospective vendors, or employees of CONEXANT to express criticism or otherwise make any negative comments regarding either CONEXANT or its


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                                  CONFIDENTIAL


                      management. CONEXANT agrees to respond to information requests from prospective employers by providing only dates of employment, positions held and salary information. However, O'REILLY acknowledges that CONEXANT cannot guarantee that employees will not, on their own, provide other information if asked.

               4. This Agreement constitutes a single integrated contract expressing the entire agreement of the parties hereto. Execpt for a "Change of Control" Agreement entered into by O'Reilly and the Company on January 4, 1999, there are no other agreements, written or oral, express or implied, between the parties hereto, concerning the subject matter hereof.

               5. CONEXANT and O'REILLY agree that any dispute over any provision of this Agreement will be resolved by binding arbitration between the parties.

               6. CONEXANT and O'REILLY agree this Agreement is personal to the Executive (O'REILLY) and is not assignable by O'REILLY to any other party.

               7. CONEXANT will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

               8. If any portion, provision, or part of this Agreement is held, determined, or adjudicated to be invalid, unenforceable, or void for any reason whatsoever, each such portion, provision, or part shall be severed from the remaining portions, provisions, or parts of this Agreement and shall not affect the validity or enforceability of such remaining portions, provisions, or parts.

               9. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

               10. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


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                                  CONFIDENTIAL


                      IF TO THE EXECUTIVE:
                      --------------------

                      Dennis O'Reilly
                      25 Gavina
                      Dana Point, CA 92629

                      IF TO THE COMPANY:
                      ------------------

                      Conexant Systems, Inc.
                      4000 MacArthur Blvd.
                      Newport Beach, CA 92660

                      Attention: Chief Executive Officer


                      Or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

               This is the entire Agreement between O'REILLY and CONEXANT. CONEXANT has made no promises to O'REILLY other than those in this Agreement.

               O'REILLY ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT, UNDERSTANDS IT AND IS VOLUNTARILY ENTERING INTO IT.

               EXECUTED on September 30, 2003 at Newport Beach, California

               /s/ Dennis E. O'Reilly
               ---------------------------------------
               Dennis O'Reilly               DATE




               CONEXANT SYSTEMS, INC



               BY: /s/ Dwight W. Decker
                   -----------------------------------
                      Dwight W. Decker       DATE



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